As filed with the Securities and Exchange Commission on September 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHARONAI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2349750
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

745 Fifth Avenue, Suite 500

New York, NY 10151

(Address of Principal Executive Offices) (Zip Code)

SharonAI Holdings Inc. 2025 Omnibus Equity Incentive Plan

(Full title of the plan)

James Manning

Chief Executive Officer

SharonAI Holdings Inc.

745 Fifth Avenue, Suite 500

New York, NY 10151

(Name and address of agent for service)

(347) 212-5075

(Telephone number, including area code, of agent for service)

with a copy to:

Chad Ensz, Esq.

Sheppard, Mullin, Richter and Hampton LLP

12275 El Camino Real, Suite 100

San Diego, California 92130

Telephone: (858) 720-8931

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2025 Omnibus Equity Incentive Plan (the “2025 Plan”) of SharonAI Holdings Inc. (the “Company”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the 2025 Plan has previously been filed and is effective and consists only of those items required by General Instruction E to Form S-8. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333- 292752, filed with the Securities and Exchange Commission on January 15, 2026, by the Company, relating to the 2025 Plan (the “Prior Registration Statement”), except for Items 3 and 8, which are being updated by this Registration Statement.

The Prior Registration Statement registered 1,440,000 shares of the Company’s Class A Ordinary Common Stock, par value $0.0001 per share (“Common Stock”), which were the 1,200,000 shares authorized under the 2025 Plan and an additional 240,000 shares of Common Stock registered because the 2025 Plan provides that awards issued under the 2025 Plan that expire, lapse or are terminated, surrendered or canceled without having been fully exercised or are forfeited in whole or in part, in any case in a manner that results in any share of Common Stock covered by such award being reacquired by the Company or otherwise not being issued, such share of Common Stock shall again be available for the grant of awards under the 2025 Plan. Effective August 27, 2026, the 2025 Plan was amended to authorize 2,400,000 shares of Common Stock, an increase of 1,200,000 shares of Common Stock. This Registration Statement is registering the 1,200,000 shares of additional Common Stock authorized by the August 27, 2026, amendment of the 2025 Plan, and also an additional 240,000 shares of Common Stock that become available under the 2025 Plan due to awards issued under the 2025 Plan that expire, lapse or are terminated, surrendered or canceled without having been fully exercised or are forfeited in whole or in part, in any case in a manner that results in any share of Common Stock covered by such award being reacquired by the Company or otherwise not being issued, for an aggregate of 1,440,000 shares of Common Stock being registered hereunder.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company incorporates by reference the documents listed below:

1.	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 31, 2026;

2.	the Company’s Quarterly Reports on Form 10-Q filed with the Commission for the periods ended March 31, 2026 and June 30, 2026 on May 15, 2026 and August 6, 2026, respectively and the Company’s Quarterly Report on Form 10-Q/A for the period ended June 30, 2026 filed with the Commission on August 11, 2026;

3.	the Company’s Current Reports on Form 8-K filed with the Commission on January 7, 2026, January 14, 2026, January 22, 2026, January 22, 2026, January 23, 2026, February 2, 2026, February 19, 2026, February 23, 2026, February 24, 2026, March 4, 2026, April 1, 2026, April 1, 2026, April 13, 2026, April 13, 2026, April 13, 2026, April 28, 2026, May 6, 2026, May 21, 2026, May 26, 2026, June 12, 2026, June 12, 2026, June 17, 2026, June 17, 2026, June 25, 2026 and July 24, 2026, August 7, 2026, August 26, 2026, August 27, 2026, August 28, 2026, and September 11, 2026, (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items);

4.	all other reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and/or 15(d) of the Securities Exchange Act of 1934 (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of registrant, incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the SEC on December 22, 2025.
3.2	Amended and Restated Bylaws of the registrant, incorporated by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K filed with the SEC on December 22, 2025
3.3	Certificate of Merger, incorporated by reference to Exhibit 3.8 to the registrant’s Registration Statement on Form S-4 filed with the SEC on October 1, 2025.
3.4	Certificate of Amendment to Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 23, 2025.
5.1+	Opinion of Sheppard, Mullin, Richter and Hampton LLP
23.1+	Consent of Sheppard, Mullin, Richter and Hampton LLP (included in Exhibit 5.1)
23.2+	Consent of HoganTaylor LLP
99.1	SharonAI Holdings, Inc. 2025 Equity Incentive Plan, incorporated by reference to Exhibit 10.10 of the registrant’s Current Report on Form 8-K filed with the SEC on December 22, 2025
99.2	Form of Stock Option Grant Notice and Option Agreement under SharonAI Holdings Inc. 2025 Omnibus Equity Incentive Plan (incorporated by reference from Exhibit 99.2 to the Company’s Registration Statement on Form S-8, as filed with the Commission on January 15, 2026)
99.3+	First Amendment to SharonAI Holdings Inc. 2025 Omnibus Equity Incentive Plan
99.4	Second Amendment to SharonAI Holdings Inc. 2025 Omnibus Equity Incentive Plan (incorporated by reference to Exbibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 28, 2026
107+	Filing Fee Table

+	Filed herewith

SIGNATURES

The Company

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 24, 2026.

SHARONAI HOLDINGS INC.

/s/ James Manning
James Manning
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Manning	Chief Executive Officer and Director	September 24, 2026
James Manning	(Principal Executive Officer)

/s/ Anuj Goel	Chief Financial Officer	September 24, 2026
Anuj Goel	(Principal Financial and Accounting Officer)

/s/ James Manning	Director	September 24, 2026
James Manning

/s/ Peter Woodward	Director	September 24, 2026
Peter Woodward

/s/ Alastair Cairns	Director	September 24, 2026
Alastair Cairns

/s/ Benjamin Adams	Director	September 24, 2026
Benjamin Adams

/s/ Alexander Andrew Kelton	Director	September 24, 2026
Alexander Andrew Kelton

/s/ Andrew Penn	Director	September 24, 2026
Andrew Penn

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